                                                                  EXHIBIT (a)(5)


                                   Offer by

                               THE LIMITED, INC.

                             To Purchase For Cash

                  Up to 15,000,000 Shares of Its Common Stock


           THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
       AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 1, 1999,
                         UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated May 4, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by The Limited, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 15,000,000 shares of its common stock, $.50 par value per share (such shares, together with all other outstanding shares of common stock of the Company, are herein referred to as the "Shares"), at a price specified by its stockholders not greater than $55.00 nor less than $50.00 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

  The Company will determine a single per Share price (not greater than $55.00 nor less than $50.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price") taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 15,000,000 Shares (or such lesser number as are validly tendered and not withdrawn at prices not greater than $55.00 nor less than $50.00 per Share) pursuant to the Offer. All stockholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to "odd lot" tenders and proration described in the Offer to Purchase.

  We are the holder of record of Shares held for your account. As the holder of record of your Shares, only we, pursuant to your instructions, can tender your Shares. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  As described in the Offer to Purchase, the Company reserves the right to purchase more than 15,000,000 Shares but does not currently plan to do so. The Company will return all Shares not purchased, including Shares not purchased as a result of proration.

  We request your instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Please note carefully the following:

  1. Price: You may tender (offer to sell) Shares for cash at either the price specified by you (in multiples of $0.125), not greater than $55.00 nor less than $50.00 per Share, or the price determined by "Dutch auction", as indicated in the attached instruction form.

  2. Expiration Date: The Offer, the proration period and withdrawal rights expire at 12:00 midnight, New York City time, on Tuesday, June 1, 1999, unless the Company extends the Offer.

  3. Conditions: The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is subject, however, to the conditions set forth in Section 6 of the Offer to Purchase.

  4. Transfer Taxes: Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

  5. Special Treatment for "Odd Lot" Holders: If you owned beneficially as of the close of business on May 3, 1999, an aggregate of fewer than 100 Shares and you timely instruct us to tender (offer to sell) at or below the Purchase Price on your behalf all such Shares and check the box captioned "Odd Lots" on the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other Shares properly tendered and not withdrawn.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all of your Shares unless you specify otherwise on the detachable part hereof.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 1, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

  As described in the Offer to Purchase, if fewer than all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer are to be purchased by the Company, the Company will purchase up to 15,000,000 Shares (or such higher number as it may, in its sole discretion, elect) in the following order of priority:

    (a) all "odd lot" Shares tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer by any stockholder who owned beneficially as of the close of business on May 3, 1999, an aggregate of fewer than 100 Shares, and who validly tenders all of such Shares (partial tenders will not qualify for this preference); and

    (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer, on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Lazard Freres & Co. llc and J.P. Morgan Securities Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                         Instructions with Respect to
                          Offer to Purchase for Cash
                    Up to 15,000,000 Shares of Common Stock

                                      of

                               THE LIMITED, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 4, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by The Limited, Inc. to purchase for cash up to 15,000,000 shares of its common stock, $.50 par value per share (such shares, together with all other outstanding shares of common stock of the Company, are herein referred to as the "Shares"), at a price not greater than $55.00 nor less than $50.00 per Share, net to the undersigned in cash.

  The Company will determine a single per Share price (not greater than $55.00 nor less than $50.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price") taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 15,000,000 Shares (or such lesser number as are validly tendered at prices not greater than $55.00 nor less than $50.00 per Share) pursuant to the Offer. All stockholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer.

  The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


[_]By checking this box, all Shares held by us for your account, excluding fractional Shares, will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                                       Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   ODD LOTS

[_]By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on May 3, 1999, an aggregate of fewer than 100 Shares and is tendering all of such Shares. My indication as to whether I wish to tender my Shares at the price determined by "Dutch auction" or at the price I specify is indicated below.

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                               ----------------

                              CHECK ONLY ONE BOX.
                    IF MORE THAN ONE BOX IS CHECKED, OR IF
                     NO BOX IS CHECKED, THERE IS NO VALID
                               TENDER OF SHARES.

                               ----------------

             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[_]The undersigned wants to maximize the chance of having The Limited, Inc.
   purchase all of the Shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $50.00 or as high as $55.00.

                                    - OR -

              SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

  By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A stockholder who desires to tender Shares at more than one price must complete a separate instruction form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

  Price (in dollars) per Share at which Shares are being tendered:

      $50.000 [_]    $51.000 [_]     $52.000 [_]     $53.000 [_]     $54.000 [_]
      $50.125 [_]    $51.125 [_]     $52.125 [_]     $53.125 [_]     $54.125 [_]
      $50.250 [_]    $51.250 [_]     $52.250 [_]     $53.250 [_]     $54.250 [_]
      $50.375 [_]    $51.375 [_]     $52.375 [_]     $53.375 [_]     $54.375 [_]
      $50.500 [_]    $51.500 [_]     $52.500 [_]     $53.500 [_]     $54.500 [_]
      $50.625 [_]    $51.625 [_]     $52.625 [_]     $53.625 [_]     $54.625 [_]
      $50.750 [_]    $51.750 [_]     $52.750 [_]     $53.750 [_]     $54.750 [_]
      $50.875 [_]    $51.875 [_]     $52.875 [_]     $53.875 [_]     $54.875 [_]
                                                                     $55.000 [_]

                                   SIGN HERE

  _________________________________        _________________________________


  _________________________________        _________________________________
            Signature(s)



 Area Code and Telephone Number ___        _________________________________


 Date _____________________________        _________________________________
                                               Please print name(s) and

 Taxpayer ID No. or                                address(es) here
 Social Security No. ______________


   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.